Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 24, 2017, relating to the financial statements and the effectiveness of Rexahn Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
May 26, 2017